Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 29, 2007, except for Note 23(c), which is as of June 19, 2007, relating to the consolidated financial statements of Perfect World Co., Ltd. (the “Company”), which appears in the Company’s Registration Statement on Form F-1 (File No. 333-144282) originally filed with the Securities and Exchange Commission on July 2, 2007.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

October 9, 2007